Securities and Exchange Commission
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: June 5, 2001

                            PROCARE INDUSTRIES, LTD.
                            ------------------------
                (Name of Registrant as specified in its charter)

       COLORADO                         000-13066               84-0932231
       ---------                        ----------             ------------
(State or other jurisdiction of     (Commission File           (IRS Employer
 incorporation or organization)           No.)               Identification No.)



         320 Whetstone Alley, Suite B Cincinnati, OH 45202       (513)929-9028
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          (Address and telephone number of principal executive offices)


                 1960 White Birch Drive Vista, California 92083
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      (Former Address and telephone number of principal executive offices)


                  INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Change in Control of Registrant

As a result of the acquisition of HK Utility Construction, Inc. on June 5, 2001, the following individuals or entities own a majority of the issued and outstanding shares of common stock of ProCare Industries, Inc.:

Name                                 No. of Shares      Percentage of ownership*

Randall A Drew                       3,530,000                 32.4%
C. Christopher Kessen                1,100,000                 10.1%
Business Intelligence Group, Inc.    1,550,000                 14.2%

*After acquisition of those companies described in this filing and based upon 10,893,846 shares of common stock issued and outstanding.

Item 2.  Acquisition or Disposition of Assets.

On May 31, 2001 ProCare Industries, Ltd. (the "Company") and Fastpoint Acquisition Corp, its wholly owned subsidiary, entered into an agreement with HK Utility Construction, Inc. ("HK"), a Delaware corporation, which provides in part for the Company to acquire to acquire all of the issued and outstanding shares of common stock of HK in exchange for the issuance of 7,230,000 shares of the Company's common stock and the payment of a total of $275,000. The agreement was contingent upon HK acquiring at least three target companies contemporaneous with the Closing of the HK acquisition. The agreement with the target companies, which are described below, were executed on June 5, 2001 and as a result, the agreement between HK and ProCare closed as of June 5, 2001. The closing of the transaction with HK has resulted in a change of control of the Company.

Effective June 5, 2001 the Company, by and through Fastpoint Acquisition Corp., acquired all of the issued and outstanding common stock of Durango Communications, Inc. a Florida corporation, in exchange for the issuance of 600,000 shares of the Company's common stock.

Effective as of June 5, 2001 the Company, by and through Fastpoint Acquisition Corp., acquired all of the issued and outstanding shares of common stock of D & R Construction, Inc., a Louisiana corporation, in exchange for the issuance of 400,000 shares of the Company's common stock and the payment to David Michot, the sole shareholder of D & R Construction of $400,000 pursuant to a promissory note.

Effective as of June 5, 2001, the Company, by and through Fastpoint Acquisition Corp., acquired all of the issued and outstanding shares of common stock of Star Communications, Inc., a North Carolina corporation in exchange for the issuance of 675,000 shares of the Company's common stock and payment to David Keever, the sole shareholder of Star Communications the sum of $403,480 due six months following closing.

All of the acquired companies are involved in various capacities with the construction of utility infrastructure for the fiber optic, gas and electric, cable television and sewer businesses. The Company's initial services will be focused on directional drilling and aerial construction operations - installing underground and aerial product pipeline and conduit crossings.

For a more complete description of the acquisitions, investors are urged to read the exhibits which are attached to this filing.

Item 5.  Other Events.

         In order to better reflect the future operations and focus of the Company's operations, the Company's Articles of Incorporation have been amended to change the name of the Company to Duct Utility Construction & Technologies, Inc. The name change will be effective upon filing with the Colorado Secretary of State.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         A. Financial Statement of the acquired business

         It is impractical to provide the required audited financial statements and pro forma financial information at the time of the filing of this report. The required financial information will be filed within the time prescribed by Rule S-X.

         B. Exhibits

Exhibit
Number              Description of Exhibits
-------             -----------------------

 7.1 Stock Exchange Agreement between ProCare Industries and HK Utility Construction, Inc.

 7.2 Stock Exchange Agreement between ProCare Industries, Ltd., Fastpoint Acquisition Corp. Fastpoint Acquisition Corp. and Durango Communications, Inc.

 7.3 Stock Exchange Agreement between ProCare Industries, Ltd., Fastpoint Acquisition Corp. Fastpoint Acquisition Corp. and D & R Construction, Inc.

 7.4 Stock Exchange Agreement between ProCare Industries, Ltd., Fastpoint Acquisition Corp. Fastpoint Acquisition Corp. and Star
           Communications, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


ProCare Industries, Ltd.


/s/ Randall A. Drew
    ---------------------------
BY: Randall A. Drew, CEO



Dated: This 18th day of June 2001